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                                                                    EXHIBIT 15.4


                     CAMPBELL RESOURCES INC. (THE "COMPANY")

                             AUDIT COMMITTEE CHARTER

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Constitution, Composition, Meeting, Quorum, Decision and Notices

1.1. The Board of Directors of the Company has to appoint an Audit Committee of a minimum number of three (3) Directors, all of whom being independent and financially literate in accordance with the laws, by-laws and applicable policies with respect to securities including without limitation Multilateral Instrument 52-110. Each member of the Audit Committee, amongst other things, has to be able to read and understand financial statements. The quorum of the Committee is the majority of the members.

1.2. All matters requiring a decision of the Committee shall be decided by a majority vote.

1.3. Notice of each meeting of the Audit Committee shall be given to each member orally or by letter, by fax, telegram or electronically, before the time scheduled for the meeting unless each and all members expressly renounce or by their presence at the meeting to such prior notice. Unless the members of the Committee wish to meet without any of these persons being present, notice of the meeting shall also be given to the following persons: The Chairman of the Board, the President, the Chief Financial Officer and the External Auditor.

2.       Power and Authority

2.1. For the purposes of discharging its responsibilities and duties, the Audit Committee has the right to examine the books, registers and accounts of the Company and to discuss any question concerning the financial situation of the Company or any other question which relates to its responsibilities and duties with any employee and with the external auditor or the internal auditor of the Company and its subsidiaries.

2.2. The external auditor reports directly to the Audit Committee and the Committee has the power to communicate directly with the external auditor as well as with the Executive Vice-President and Chief Administrative Officer. The external auditor is present at all of the meetings of the Committee where reports or financial statements that he has prepared or where public communications based upon these reports or financial statements are examined or approved by the Committee. The external auditor can also be invited to other meetings. Upon the external auditor's request, the Chairman of the Audit Committee will convene a meeting of the Audit Committee. The Audit Committee meets privately with the external auditor, without management being present, once per year after the presentation of the annual financial statements and at any time upon request.

2.3. If the Audit Committee deems it appropriate, it can retain independent counsel, accountants or others to assist the Audit Committee in fulfilling its duties and responsibilities and it has the power and authority to approve and ensure the payment of their fees and disbursements.


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3.       Delegation

3.1. The Audit Committee cannot delegate to management any of the responsibilities that are part of its responsibilities and duties. However, the Audit Committee may delegate to one or more independent members of the Audit Committee the authority to pre-approve non-audit services to be rendered by the external auditor. The pre-approval of non-audit services by any member to whom authority has been delegated must be presented to the Audit Committee at its first scheduled meeting following such a pre-approval and all of the conditions of Multilateral Instrument 52-110 and of the pre-approval policy adopted by the Audit Committee must be respected.

4.       Reports and Minutes

4.1. The Audit Committee has to report to the Board of Directors on or about its work, activities and decisions at the meeting of the Board of Directors following the meeting of the Audit Committee providing all topics discussed, decisions taken, means undertaken in order to study and examine the reports, statements and documents submitted as well as, the level of satisfaction of the members of the Committee therewith, the unresolved issues, the disagreements and the decisions taken, in which cases, the justifying motives also have to be provided.

4.2. The Secretary of the Company or such other person appointed by the Audit Committee shall act as secretary of the meetings of the Audit Committee and prepare the minutes of such meetings.

5.       Compensation

5.1. The Board of Directors determines the compensation to be received by the members of the Audit Committee for their services.

6.       Chairman

6.1. The Chairman of the Audit Committee is appointed by the Board of Directors amongst the members of the Audit Committee.

7.       Responsibilities and duties of the Audit Committee

         The Audit Committee shall :

7.1.     (General)

         Monitor the audit process and the integrity of the Company's financial reporting with a view to enhance the accuracy of the information provided and the quality of the Company's financial reporting and the respect of the rules and policies applicable to the Company concerning accounting, audits, audit committees and disclosure of financial information.

7.2.     (Financial)

         7.2.1.   review:

         (a)      the interim unaudited financial statements;


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         (b)      the audited annual financial statements, in conjunction with the report of the external auditors;

         (c) all public disclosures of financial information extracted or derived from audited or unaudited financial statements, including any prospectus, the annual information form and management's discussion and analysis of the financial condition and results of operations, press releases; and

         (d) the compliance of management certification of financial reports with applicable legislation and attestation of the Company's disclosure controls and procedures;

         (e) any report which accompanies published financial statements (to the extent such a report discusses financial condition or operating results) for consistency of disclosure with the financial statements themselves;

         (f) unusual or extraordinary items, transactions with related parties, and adequacy of disclosure, key estimates and judgments of management that may be material to financial reporting;

         (g) in its review of the financial statements, the appropriateness of the Company's significant accounting principles, their effectiveness including acceptable alternatives, and the appropriateness of any significant changes in accounting principles and practices;

         (h) question management and the external auditors regarding significant financial reporting issues discussed and the method of resolution;

         (i) before such statements or reports or any document or report extracted or derived therefrom is made public.

         7.2.2. Make recommendations to the Board of Directors concerning any of the items described above, if necessary or useful.

7.3.     (Internal Controls)

         7.3.1. review and monitor the Company's internal control procedures, programs and policies, and assess the adequacy and effectiveness of internal controls over the accounting and financial reporting systems;

         7.3.2.   review:

                  (i) the evaluation of internal controls made by the external auditor, together with management's response;

                  (ii) the working relationship between management and the external auditor; and

                  (iii) internal control procedures to ensure compliance with the law and avoidance of conflicts of interests.


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7.4.     (External Auditor)

         7.4.1. generally, oversee the work of the external auditor and recommend to the Board of Directors his appointment and his compensation;

         7.4.2. receive periodic reports from the external auditor regarding the external auditor's independence;

         7.4.3. take appropriate steps to ensure that the external auditor is satisfied with the quality of the Company's accounting principles and that the accounting estimates and judgments made by management reflect an appropriate application of generally accepted accounting principles;

         7.4.4. undertake private discussions on a regular basis with the external auditor to review the level of co-operation received from management, any unresolved material differences of opinion or disputes and the effectiveness of the work of the internal audit;

         7.4.5. review the terms of the external auditor's engagement and the appropriateness and reasonableness of the proposed audit fees as well as the compensation of any advisor retained by the Committee;

         7.4.6.   when discussing the external auditor's independence:

                  (i) consider both rotating the lead audit partner or audit partner responsible for reviewing the audit after a number of years and establishing hiring policies for employees or former employees of the external auditor and without restricting the foregoing to pre-approve all non-audit services to be provided to the Company by the external auditor;

                  (ii) adopt detailed prior approval policies and process with respect to the services mentioned in sub-paragraph (i) hereinabove including the obligation imposed upon management and the external auditor to inform the Audit Committee of any projected services unrelated to the audit and of the rendering of such a service;

                  (iii) examine the existing or potential relationship of the Company with the external auditor including between the employees of the Company and the partners, employees, former partners and employees of the former or present external auditor and without limiting the generality of the foregoing to review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and former external auditor;

         7.4.7. review the audit plan proposed by the external auditor with management. and recommend to the Board of Directors the scope of the external audit as stated in the audit plan;

         7.4.8. review any and all problems experienced by the external auditor in performing the audit, including restrictions imposed by management or significant accounting issues on which there was a disagreement with management;


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7.5.     (Risk Management)

         7.5.1. monitor and adopt risk management systems and to ensure the monitoring of these systems;

         7.5.2. review such litigations, claims, transactions, fraud, illegal acts, conflict of interest or contingencies as the external auditors or any officer of the Company may bring to its attention;

         7.5.3. shall review the policy on use of derivatives and monitor the risk if applicable;

         7.5.4. review the effectiveness of control and control systems utilized by the Company in connection with financial reporting and other identified business risks;

         7.5.5. review material valuation issued including mineral reserves, including related assumptions;

         7.5.6. review any legal matter that could have a significant impact on the financial statements;

7.6.     (Complaints)

         7.6.1.   establish procedures for:

                  7.6.1.1 the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

                  7.6.1.2 the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing of the Company and its subsidiaries; and

7.7.     (Other Questions)

         7.7.1. study any other question and performing other task that the Board of Directors considers useful.